Exhibit 99.1

5429 LBJ Freeway,
 Suite 1000
Dallas, TX  75040
214-560-9000
Fax:  (214) 560-9349

For immediate release

For further information contact:
Ray Schmitz
Executive Vice President and Chief Financial Officer
(214) 560-9308
ray.schmitz@dynamex.com

DYNAMEX INC. ANNOUNCES AGREEMENT TO BE ACQUIRED BY TRANSFORCE
INC. AND TERMINATION OF MERGER AGREEMENT WITH AFFILIATES OF
GREENBRIAR EQUITY GROUP, LLC

December 14, 2010 -- Dallas, Texas -- Dynamex Inc. (NASDAQ: DDMX) (the “Company” or “Dynamex”) announced today that, as a result of the takeover proposal submitted to the Company on December 6, 2010 by TransForce Inc. (“TransForce”), the Company has terminated the merger agreement previously entered into with affiliates of Greenbriar Equity Group LLC and entered into a new merger agreement with TransForce, pursuant to which TransForce has agreed to acquire the Company for $25.00 per share in cash, which represents a 63.29% premium to the Company’s unaffected closing share price on October 1, 2010 and a 4.17% premium over the consideration provided by the merger agreement previously entered into with affiliates of Greenbriar Equity Group LLC, as amended.

The Company’s board of directors has unanimously approved the merger agreement with TransForce and has resolved to recommend that the Company’s stockholders adopt the merger agreement. The transaction is valued at approximately $248.0 million.

James Welch, CEO said, “TransForce’s growth strategy is to acquire well managed companies that are leaders in their market and effectively oversee their performance.  The merger will allow for greater stability, focus, and flexibility for Dynamex to achieve its strategic goals and growth.  Dynamex will benefit from TransForce’s experience, support and synergies by interacting with other companies of the group, increasing its geographic reach, and by allowing it to provide complementary services, and improve its market penetration.”

Transaction Details

Completion of the transaction is subject to the approval by holders of a majority of the Company’s common shares.  Completion of the transaction is also subject to the expiration or termination, as the case may be, of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Canada Transportation Act and the Competition Act (Canada) and other customary closing conditions.  The merger agreement does not include a financing condition.  Assuming the satisfaction of conditions, the transaction is expected to close in the first quarter of calendar 2011.

Stephens Inc. acted as financial advisor, and Weil, Gotshal & Manges LLP acted as legal advisor, to the Company.

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ABOUT DYNAMEX

Dynamex is the leading provider of same-day delivery and logistics services in the United States and Canada. Additional press releases and investor relations information is available at www.dynamex.com.

Page 2 December 14, 2010

ADDITIONAL INFORMATION

In connection with the proposed merger, the Company will file with the SEC and mail to its stockholders a proxy statement, which will contain information about the Company, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from the Company by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (www.sec.gov) or, without charge, from the Company by mail or from the Company website (www.dynamex.com). The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Company stockholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of the Company may have in the transaction will be set forth in the proxy statement. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and Dynamex’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Dynamex on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,’ “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements.  There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Dynamex’s control.  These factors include (A) failure to obtain stockholder approval or failure to satisfy other conditions required for the consummation of the merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by Dynamex with the Securities and Exchange Commission from time to time.  Dynamex does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.  Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Dynamex communications.

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